UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 19, 2007
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 South Clark Drive, Tempe, Arizona		85281

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (480) 967-5146

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1)	On February 19, 2007, the Board of Directors of Amtech Systems, Inc. (the “Company”) elected Michael Garnreiter and Brian Hoekstra as Directors of the Company.

(2)	There are no arrangements or understandings between either of Mr. Garnreiter and Mr. Hoekstra and any other persons pursuant to which either of such individuals was selected as a Director.

(3)

Mr. Garnreiter has been appointed to serve on the Company’s Audit Committee, Compensation and Option Committee and as Chairman of the Nominating and Governance Committee.  Mr. Hoekstra has been appointed to serve on the Company’s Nominating and Governance Committee, and replaces Lawrence D. Firestone as a member of such committee.

(4)

Neither Mr. Garnreiter nor Mr. Hoekstra has had any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

(5)

Each of Mr. Garnreiter and Mr. Hoekstra will receive an annual retainer of $8,000 and fees of $1,250 per Board meeting attended in person, $750 per Board meeting attended telephonically, $750 per committee meeting attended in person and $500 per committee meeting attended telephonically. Mr. Garnreiter will also receive an annual retainer of $2,500 for serving as Chairman of the Nominating and Governance Committee. In addition, under the Company’s Non-Employee Directors Stock Option Plan, each of Mr. Garnreiter and Mr. Hoekstra received a grant of options to purchase 6,000 shares of Common Stock upon election to the Board, and will receive an annual grant of 5,000 shares of Common Stock, or such other number of shares as maybe determined by the Board, upon each re-election to the Board at the Company’s Annual Meeting of Shareholders. The exercise price of the options is $7.30, the closing price of the Company’ Common Stock on Friday, February 16, 2007.  Each option has a term of ten years and is exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing for the two successive anniversaries thereafter. In the event of disability (as defined in the plan) or death of the Director, all options will remain exercisable for a period of 30 days following the date such person ceased to be a Director, or such other date as may be determined by the Board, but only to the extent such options were exercisable on the date the Director ceased to be a Director.

(e)

On February 19, 2007, the Compensation and Option Committee approved the following compensation arrangement for Bradley C. Anderson, Vice President and Chief Financial Officer, in recognition of his efforts in connection with the Company’s recent public offering of Common Stock:  (i) a cash bonus of $25,000; and (ii) options to purchase 20,000 shares of Common Stock.  Each of the options granted to Mr. Anderson has an exercise price of $7.30 (the closing price of the Company’s Common Stock on February 16, 2007).  The options expire ten years from the date of grant, and vest 25% per year on the first through fourth anniversaries of the grant date.

Item 7.01	Regulation FD Disclosure.

On February 23, 2007, the Company issued a press release regarding the election of Michael Garnreiter and Brian Hoekstra as Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

          (d) Exhibits.

          The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press Release, dated February 23, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: February 23, 2007	By:	/s/ Bradley C. Anderson

	Name:	Bradley C. Anderson
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 23, 2007.